As filed with the Securities and Exchange Commission on October   , 2000
                                                      Registration No. 333-12208
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                  TO FORM F-4
                                  ON FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                              TERRA NETWORKS, S.A.
             (Exact name of Registrant as specified in its charter)

           Kingdom of Spain                      7375                  Not Applicable
       (State or Jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
    Incorporation or Organization)   Classification Code Number)    Identification No.)

                          Via de las Dos Castillas, 33
                                 Complejo Atica
                                   Edifico 1
                               Pozuelo de Alarcon
                              28223 Madrid, Spain
                                (34) 91-452-3000
                    (Address of Principal Executive Offices)

                            -----------------------

         The Terra/Lycos Option and Restricted Stock Adjustment Program
                            (Full Title of the Plan)

                               Terra Networks USA
                      1001 Brickell Bay Drive, Suite 2300
                                Miami, FL 33131
                                 (305) 577-8880
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

      Diane G. Kerr                                          Faiza J. Saeed
      Andres V. Gil                                     Cravath, Swaine & Moore
  Davis Polk & Wardwell                                     Worldwide Plaza
  450 Lexington Avenue                                     825 Eighth Avenue
New York, New York 10017                                New York, New York 10019
     (212) 450-4000                                          (212) 474-1000
                            -----------------------

         Approximate date of commencement of proposed sale to employees: From time to time after the effective date of this Amendment.

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                              Proposed
                                                              Maximum         Proposed Maximum         Amount of
         Title of Each Class             Amount to be      Offering Price    Aggregate Offering    Registration Fee
  of Securities to be Registered(1)     Registered (2)       Per Share              Price                 (3)
-------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value (U)2.00
   per share   . . . . . . . . . . . .    62,540,249            N/A                  N/A                  $0
===================================================================================================================

(1) This registration statement also registers an equal number of American Depositary Shares issuable upon deposit of the securities registered hereby.

(2) This post-effective Amendment No. 4 to Form F-4 on Form S-8 covers 62,540,249 ordinary shares of the Registrant's stock, nominal value
     (U)2.00 per share, originally registered on the Registration Statement on Form S-4 to which this Post-Effective Amendment relates. These 62,540,249 shares are to be issued in connection with the exercise of stock options that have been granted under various employee and director stock incentive plans and arrangements of Lycos, Inc. and converted into options to purchase ordinary shares of the Registrant pursuant to the terms of the transactions contemplated by the Amended and Restated Agreement and Plan of Reorganization among the Registrant, Lycos, Inc. and Lycos Virginia, Inc. and the Terra/Lycos Option and Restricted Stock Adjustment Program (the "Program"). See "Purpose of Amendment."

(3) The Registrant previously paid $2,366,467 upon the initial filing of the Registration Statement to register 340,922,711 ordinary shares issuable to the stockholders of Lycos, including the 62,540,249 ordinary shares of which may be issued pursuant to the Program.

                              PURPOSE OF AMENDMENT

     The purpose of this Post-Effective Amendment No. 4 is to register on Form S-8 an aggregate of 62,540,249 ordinary shares nominal value (U)2.00 per share, of the Registrant previously registered on Form F-4 (Registration No. 333-12208) for issuance pursuant to options granted under various employee and director stock incentive plans and arrangements of Lycos, Inc. and converted into options to purchase ordinary shares of the Registrant pursuant to the Terra/Lycos Option Adjustment Program and the terms of the Amended and Restated Agreement and Plan of Reorganization dated as of September 20, 2000 among the Registrant, Lycos, Inc. and Lycos Virginia, Inc.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

     (1) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1999;

      (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999;

      (3) The description of the Registrant's ordinary shares and the description of the American Depository Shares issuable upon deposit of Registrant's ordinary shares each as contained in the Corporation's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such descriptions; and

      (4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Terra Networks maintains an insurance policy that protects its officers and the members of its Board of Directors from liabilities incurred as a result of actions taken in their official capacity.

     Reference is made to Section 9 of the form of International Underwriting Agreement filed as Exhibit 1 to the Registration Statement which sets forth the registrant's and underwriters' respective agreement to indemnify each other and to provide contribution in circumstances where indemnification is unavailable.

                                    EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement.

  Exhibit No.   Exhibit
  ----------    -------
      4.1       Amended and Restated Articles of Association of the
                Registrant (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on June
                20, 2000).

      4.2 Revised Bylaws of the Registrant (incorporated by reference to Amended No. 1 to Registrant's Form F-4 filed with the Commission on November 12, 1999).

      5         Opinion of Uria & Menendez

     23.1       Consent of Uria & Menendez (included in Exhibit 5)

     23.2       Consent of Arthur Andersen

     23.3       Consent of BDO Audiberia

     23.4       Consent of Price Waterhouse Auditores, S.A.

      24        Powers of Attorney*
---------------------
* Filed previously with Registration Statement on Form F-4 (Registration No. 333-12208) filed June 27, 2000.



                                  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madrid, Spain on October 27, 2000.


                                               TERRA NETWORKS, S.A.
                                               (Registrant)



                                               By   /s/ Abel Linares Palacios
                                                  ---------------------------
                                                  Name: Abel Linares Palacios
                                                  Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                     Title                           Date
              ---------                                     -----                           ----
            *
------------------------------------              Executive Chairman of the Board       October 27, 2000
(Joaquim Agut Bonsfills)                          of Directors


            *
------------------------------------              Chief Executive Officer and           October 27, 2000
(Abel Linares Palacios)                           Director


            *
------------------------------------              Chief Financial Officer (Principal    October 27, 2000
(Antonio de Esteban Quintana)                     Financial and Accounting Officer)


            *
------------------------------------
(Cesar Aierta Izuel)                              Director                              October 27, 2000


            *
------------------------------------
(Alberto Cortina de Alcocer)                      Director                              October 27, 2000



------------------------------------
(Alejandro Junco de la Vega Elizondo)             Director


            *
------------------------------------
(Francisco Moreno de Alboran)                     Director                              October 27, 2000


                                       6

              Signature                                     Title                           Date
              ---------                                     -----                           ----
            *
------------------------------------
(Nelson P. Sirotsky)                              Director                              October 27, 2000


            *
------------------------------------
(Jose Maria Mas Millet)                           Secretary and Director                October 27, 2000



------------------------------------
(Bert C. Roberts, Jr.)                            Director



------------------------------------
(John de Mol)                                     Director


            *
------------------------------------              Authorized Representative of
(Juan Rovira de Osso)                             Terra Networks, S.A. in the
                                                  United States                         October 27, 2000


------------------------------------
(Robert J. Davis)                                 Director


------------------------------------
(Edward M. Philip)                                Director



*By: /s/ Cristina Lamana
     -----------------------------------------
     Name: Cristina Lamana
     Attorney-in-Fact for Form F-4 and
     amendments thereto

                                 EXHIBITS INDEX

  Exhibit No.   Exhibit
 -----------    --------
      4.1       Amended and Restated Articles of Association of the
                Registrant (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on June
                20, 2000).

      4.3 Revised Bylaws of the Registrant (incorporated by reference to Amended No. 1 to Registrant's Form F-4 filed with the Commission on November 12, 1999).

      5         Opinion of Uria & Menendez

     23.1       Consent of Uria & Menendez (including Exhibit 5)

     23.2       Consent of Arthur Andersen

     23.3       Consent of BDO Audiberia

     23.4       Consent of Price Waterhouse Auditores, S.A.

      24        Powers of Attorney*

---------------------
* Filed previously with Registration Statement on Form F-4 (Registration No. 333-12208) filed June 27, 2000.